Exhibit 16.1

PRICEWATERHOUSECOOPERS
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                                                     PRICEWATERHOUSECOOPERS LLP
                                                     500 West Main Street
                                                     Suite 1800
                                                     Louisville, KY  40202
                                                     Telephone (502) 589 6100
                                                     Facsimile (502) 585 7775


May 22, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by North Atlantic Trading Company, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of North Atlantic Trading Company, Inc. dated May 16, 2006. We agree with the statements concerning our Firm in such Form 8-K. However, we make no comment whatsoever regarding the current status of material weaknesses in internal control over financial reporting or regarding any remedial actions taken with respect to such material weaknesses.




Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP